Exhibit 99.1

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BESICORP GROUP INC.                             News Release


                                                For Immediate Release


Contact: Steven G. Nachimson, Corporate Counsel 914-336-7700


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Kingston, New York, October 22, 1997 - Besicorp Group Inc. (AMEX Emerging
Companies Marketplace - BGI.EC) reported that the Company and its Chairman of the Board and Chief Executive Officer, Michael F. Zinn, who previously entered guilty pleas to offenses relating to illegal contributions to the 1992 election campaign of Congressman Maurice Hinchey, were sentenced today by U.S. District Judge Charles Brieant. Besicorp was fined $36,000. Mr. Zinn was sentenced to a term of incarceration of six months, placed on supervised release for a period of two years, and fined $36,673.

The fine imposed upon the Company will not have any material effect upon the Company. A meeting of the Board of Directors will be held in the next several days to discuss issues of management continuity.

Besicorp specializes in the development of independent power projects and energy technologies.

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